PLEDGE AND SECURITY AGREEMENT

(Corporate Stock)

THIS PLEDGE AND SECURITY AGREEMENT, is dated April 11, 2012 (as it may be amended, supplemented or otherwise modified from time to time, the “Agreement”), and is made between VAMPT BEVERAGE USA, CORP., a Nevada corporation (the “Pledgor”), in favor of KALAMALKA PARTNERS LTD., a British Columbia company, (the “Agent”) in its capacity as agent for certain lenders (the “Lenders”).

WHEREAS:

A.        Pursuant to promissory notes (as those convertible notes may be amended, extended, renewed, replaced, restated and in effect from time to time the “Notes”), and, subject to the terms and conditions of the Notes, the Lenders have agreed to make certain loans to the Pledgor and Vampt Brewing Company Limited (the “Co-Borrower”) on a joint and several basis.

B.        The Pledgor owns, directly or indirectly, all of the issued and outstanding stock of the Co-Borrower.

C.        The Lenders are willing to make loans to or for the account of the Co-Borrower under the Notes, but only upon the conditions set forth therein, including, among others, that the Pledgor shall have executed and delivered to the Agent, for the rateable benefit of the Lenders, this Agreement and shall have granted to the Agent, for the rateable benefit of the Lenders, a security interest in the Collateral (as defined below) to secure the Obligations (as defined below) as herein provided, and the Pledgor has agreed to do so.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.        The following terms shall have the following meanings:

(a)	“Collateral” has the meaning set out in Section 2.

(b)	“Event of Default” means an event of default under or pursuant to the Notes.

(c)	“Obligations” means any and all indebtedness and liability of the Pledgor to the Agent (including interest thereon), under or arising in connection with the following:

(i)	the Pledgor’s obligations under the Notes, including, without limitation, all principal, interest thereon, charges and other costs and expenses as therein set forth;

(ii)	the Pledgor’s obligations with respect to payment of any costs and expenses incurred or advances made by the Agent pursuant to the Notes, this Agreement, or any other documents executed by the Pledgor securing or relating to the Notes, this Agreement and/or the Collateral, whether executed prior to, contemporaneously with or subsequent to this Agreement (the Notes, this Agreement and such other documents executed by the Pledgor and securing the Notes, are herein collectively referred to as the “Loan Documents”) to protect the Collateral or fulfill the Pledgor’s obligations under the Loan Documents, together with interest thereon from the time such costs and expenses are incurred or advances made, at the rate or rates from time to time provided for in the Notes but in any case not in excess of the maximum rate permitted by applicable law;

(iii)	performance of each agreement, term and condition set forth or incorporated by reference herein or in any other Loan Document; and

(iv)	any and all amendments, modifications, renewals, restatements, replacements and/or extensions of any of the foregoing, in effect from time to time, including, but not limited to, amendments, modifications, extensions, renewals, restatements, replacements and/or extensions which are evidenced by new or additional instruments, documents or agreements or which change the rate of interest on any obligation secured hereby.

(d)	“Pledged Securities” means the shares more particularly described on Schedule A hereto, and any additional or other shares of stock hereafter included in the Collateral, together with the certificates or other instruments representing the same.

2.        As collateral security for the payment of the Obligations the Pledgor hereby grants to the Agent, its successors and assigns, for the rateable benefit of the Lenders, a first and exclusive continuing lien on and security interest in the Pledged Securities of any class or series of any issuer of the Pledged Securities (whether one or more, collectively, the “Issuers”) and all warrants, rights and options to acquire such shares, all dividends and other property at any time and from time to time received or receivable by the Agent, or the Pledgor or otherwise distributable or distributed or payable or paid by the Issuers in respect of or in exchange for any or all of the Pledged Securities; and

Proceeds: All cash and non-cash proceeds (including rents, royalties, and insurance proceeds) and products of the items relating to any and all of the foregoing, and all books and records of the Pledgor relating to any and all of the foregoing;

(all of the foregoing, collectively, the “Collateral”).

The Pledgor has delivered to the Agent all the certificates evidencing the Pledged Securities described on Schedule A hereto, in good negotiable form, together with undated stock powers duly executed in blank in respect thereof.

3.        The Pledgor hereby covenants with, and represents and warrants to, the Agent as follows as to the Pledged Securities listed on Schedule A hereto and as to all other Collateral now or hereafter granted (or purportedly granted) by it pursuant to this Agreement:

(a)	The Pledgor has good title to all of the Pledged Securities, free and clear of all adverse claims, liens and security interests of every nature whatsoever, except such as are created pursuant to this Agreement or any other Loan Document.

(b)	The Agent shall have at all times a first and exclusive and continuing perfected lien on and security interest in the Collateral, free and clear of any adverse claims, liens and security interests of any nature whatsoever, except such as are created pursuant to this Agreement or any other Loan Document. The Pledgor shall not grant, or suffer to exist, any other lien on or a security interest in, or any other claim or encumbrance affecting, the Collateral or any portion thereof.

(c)	The Pledgor will defend the Agent’s right, title and interest in and to the Collateral against the claims and demands of all other Persons.

(d)	The making and performance of this Agreement by the Pledgor does not violate the terms or conditions of any agreement or instrument to which the Pledgor is a party or by which the Pledgor or any of its property or other assets is bound, or any order or decree of any court or government instrumentality, or any arbitration award, franchise, license or permit or constitute a default thereunder, or, except as contemplated hereby, result in the creation or imposition of any lien upon the Collateral, and no consent or approval of any other Person is required to authorize or permit, or is otherwise required in connection with, the execution, delivery and performance by the Pledgor of this Agreement.

(e)	The Pledged Securities are duly authorized and validly issued and are fully paid and non-assessable and constitute all the issued and outstanding shares of each Issuer thereof. There are no outstanding options, warrants or other rights, whether contractual or otherwise, that could result in the issuance of any shares or other securities that could have the effect of diluting such Pledged Securities.

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4.        In furtherance of the security interest granted herein, the Agent may at any time cause any or all of the Pledged Securities to be transferred into its name or into the name of a nominee or nominees of the Agent.

5.        Prior to an Event of Default the Pledgor shall be entitled to (a) receive any ordinary cash dividends payable in respect of its respective Pledged Securities and (b) exercise (but only in a manner not inconsistent with the terms hereof and the Notes or of any other Loan Document) the voting power with respect to the Pledged Securities; provided that no vote shall be cast or consent, waiver or ratification given or action taken which would impair the Collateral or be inconsistent with or violate any provision of this Agreement or any of the other Loan Documents. After an Event of Default (a) the Pledgor shall not be entitled to receive any dividends or distributions of any kind (whether payable in cash or in other property and whether ordinary dividends or liquidating or other dividends or distributions) and if such dividend or distribution is received by the Pledgor, the same shall be held in trust and promptly delivered to the Agent, accompanied by undated, duly executed stock powers endorsed by the Pledgor in blank or such other instruments of assignment as the Agent may request, to be held by it as additional Collateral hereunder, and (b) the Agent may, at its option, by written notice to the Pledgor, elect to exercise the voting power with respect to the Pledged Securities.

6.        In case any stock dividend shall be declared by any Issuer, or any shares of stock or fractions thereof shall be issued by any Issuer pursuant to any stock split, or any distribution of capital shall be made by any Issuer, or any shares, cash, obligations or other property shall be distributed upon or with respect to the Collateral pursuant to a recapitalization or reclassification of the capital stock of any Issuer or pursuant to the dissolution, liquidation (in whole or in substantial part), bankruptcy, arrangement or reorganization of any Issuer or pursuant to the merger or consolidation of any Issuer with or into another corporation, or otherwise, then the shares, cash, obligations or other property so distributed shall be received by the Pledgor in trust and delivered promptly to the Agent, accompanied by undated, duly executed stock powers endorsed by the Pledgor in blank or such other instruments of assignment as the Agent may request, to be held by it as additional Collateral hereunder.

7.        After an Event of Default the Agent, without obligation to resort to any other security, right or remedy granted under any other agreement or instrument, shall have the right, at any time and from time to time, to sell, resell, assign and deliver, in its sole discretion, any or all of the Collateral (in one or more parcels and at the same or different times) and all right, title and interest therein, on any securities exchange on which the Collateral or any of it may be listed, or at public or private sale at such place as the Agent determines in its sole discretion, and in connection therewith the Agent may impose reasonable conditions such as requiring any purchaser to represent that any securities constituting any part of the Collateral are being purchased for investment only. In the event of enforcement or foreclosure of the lien and security interest herein granted to the Agent, the Pledgor shall cause the directors and officers of each Issuer of the Pledged Securities promptly to register the transfer thereof in the stock books and records of such Issuer.

8.        To the extent that notice of sale may be required by applicable law, the Agent shall give the Pledgor at least ten (10) days’ prior notice of the time and place of any public sale or of the time after which any private sale or other disposition is to be made, which notice the Pledgor hereby agrees is reasonable. In the case of all sales of the Collateral, public or private, the Pledgor will be responsible for all reasonable costs and expenses of every kind for sale or delivery, including brokers’ and attorneys’ fees and disbursements, which shall be collected by the Agent first from the proceeds of sale of Collateral. The balance, if any, of proceeds remaining after final indefeasible payment in full of all of the Obligations shall be paid to the Pledgor or to whomsoever may be lawfully entitled to receive the same.

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9.        The Pledgor recognizes that the Agent may be unable to effect a public sale of all or any part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect, or in applicable Blue Sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. If, at the time of any sale of Collateral, the same or any part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as then in effect, the Agent, in its sole and absolute discretion, is hereby authorized to sell such Collateral or such part thereof by private sale in such manner and under such circumstances as the Agent may deem necessary or advisable in order that such sale may legally be effected without registration. The Pledgor acknowledges that private sales so made may be at prices and on other terms less favorable to the seller than if such Collateral were sold at public sales, and agree that the Agent has no obligation to delay the sale of any such Collateral for the period of time necessary to permit the issuer of such Collateral, even if such issuer would agree, to register such Collateral for public sale under such applicable securities laws. The Pledgor agrees that private sales made under the foregoing circumstances shall not, because so made, be deemed to have been made in a commercially unreasonable manner.

10.        The rights and remedies provided herein in favor of the Agent shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other rights and remedies in favor of the Agent, as a secured party, existing at law or in equity or otherwise, and may be enforced in such order as the Agent in its sole discretion may elect.

11.        No delay on the part of the Agent in exercising any of its options, powers or rights hereunder, or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Agreement may be discharged, changed, waived, modified or varied in any manner unless in a writing duly signed by the Agent and the Pledgor.

12.        The Pledgor hereby appoints the Agent as the Pledgor’s attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof after an Event of Default. Without limiting the generality of the foregoing, the Agent shall have the right and power, which power is irrevocable and coupled with an interest, to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any interest, payment of principal, premium or dividend or other payment or distribution payable in respect of or in exchange for the Collateral or any part thereof, and for and in the name, place and stead of the Pledgor to execute financing statements, stock powers, endorsements, assignments or other instruments of conveyance or transfer, in respect of any of the Pledged Securities or any other property which may become a part of the Collateral hereunder.

13.        The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute, acknowledge and deliver such further documents and take such further action (including, without limitation, all actions required under Article 8 or Article 9 of the applicable Uniform Commercial Code and/or under applicable Federal laws and regulations, in each case as now or hereafter in effect) as may be necessary or desirable, in the reasonable opinion of the Agent, to create and maintain a perfected, first-priority security interest in any Collateral pledged hereunder or that the Agent may reasonably request to protect the security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral or any part thereof. The Pledgor agrees that the Agent may file a carbon, photographic or other reproduction of this Agreement or of a financing statement as a financing statement, and that the Agent may, to the extent permitted by applicable law, file any such financing statement without the Pledgor’s signatures or sign the Pledgor’s names to any such financing statement. The Pledgor shall mark its books and records to show the pledge and security interest created hereby and shall otherwise assure the priority and perfection of such security interest provided for herein.

14.        All notices, requests and other communications to any party hereunder shall be in writing and shall be given as provided in the Notes to such party at its address specified on the signature page hereof or to such other address as such party may have specified by written notice to the other party.

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15.        The Pledgor hereby agrees to indemnify and hold harmless the Agent, its officers, directors, employees, agents and representatives (each, an “Indemnified Party”) from and against any and all claims, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) asserted against or incurred or sustained by any of the Indemnified Parties to the extent resulting from this Agreement, the pledge of Collateral to the Agent hereunder or any actions taken or omitted to be taken by the Agent in accordance with this Agreement. The indemnity provided for in this Section shall survive the termination of this Agreement, repayment in full of the Obligations and the application or release of the Collateral.

16.        If any provision of this Agreement is held to be illegal or unenforceable, the validity of the remaining provisions shall not be affected.

17.        This Agreement may be executed in any number of counterparts (which may be delivered by facsimile transmission), each of which shall constitute an original and all of which taken together shall constitute but one and the same agreement. Each party delivering a counterpart of this Agreement by facsimile transmission agrees to promptly deliver a manually signed original counterpart of this Agreement to the other party.

18.        Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Nevada or the courts of the United States of America in Nevada, and, by the execution and delivery of this Agreement, the Pledgor hereby submits to and accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts over the person and property of the Pledgor, and hereby waives any claim that venue has been improperly laid therein or that any such action or proceeding was brought in an inconvenient forum. The Pledgor irrevocably consents to the service of process of any of the aforementioned courts or service of a notice of motion for summary judgment in lieu of complaint in any such action or proceeding in the manner provided for notices in Section 14. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Pledgor in any other jurisdiction.

19.        The Pledgor hereby waives any claim against the Agent for consequential, special, incidental, punitive or exemplary damages in respect of any action taken or omitted to be taken by the Agent in good faith.

20.        This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall (a) become effective as to the Pledgor when a counterpart hereof executed by the Pledgor shall have been delivered to the Agent and thereafter bind the Pledgor and its successors and assigns, provided that the Pledgor may not transfer or assign its rights or obligations under this Agreement without the prior written consent of the Agent (and any attempted transfer or assignment without such consent shall be void) and (b) inure to the benefit of the Agent and the Lenders and their respective successors and assigns.

21.        This Agreement shall terminate (except as to any provisions hereof stated to survive termination of this Agreement) and any remaining Collateral shall be released only when and if all of the Obligations shall have been finally and indefeasibly paid in full in cash, and the Notes and the other Loan Documents shall no longer be in effect.

22.        The Agent is hereby authorized to deliver a copy of this Agreement to the Issuers, and the Pledgor shall cause each Issuer to comply with the provisions of the acknowledgment set forth at the foot of this Agreement.

23.        THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEVADA, WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

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24.        EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Pledge and Security Agreement as of the day and year first above written.

Address of Pledgor:	VAMPT BEVERAGE USA, CORP., as Pledgor

30084 RPO Glenmore	By:	/s/ Ian Toews
Kelowna BC V1V 2M2	Name: Ian Toews
Attention: Ian Toews	Title: President & Director
Fax: 250-868-1013

KALAMALKA PARTNERS LTD., as Agent

Address of Agent	By:	/s/ David Coombs
101-2903 35th Avenue	Name: DAVID COOMBS
Vernon BC V1T 2S7	Title: DIRECTOR
Attention: David Willis
Fax: 250-542-8300

The undersigned Issuer of the shares described on Schedule A hereby certifies, warrants, represents, and agrees that it (i) is aware of the pledge of shares above described and has made a notation on its stock books and records of the pledge of such shares pursuant to the above Pledge and Security Agreement and (ii) acknowledges receipt of a stop notice on any transfer of such pledged shares, except upon enforcement of the lien and security interest granted in such Pledge and Security Agreement.

Acknowledged and Agreed on

the date written above:

VAMPT BREWING COMPANY LIMITED

By:	/s/ Ian Toews
	Name:	Ian Toews
	Title:	President & Director

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SCHEDULE A TO PLEDGE AND SECURITY AGREEMENT

Issuer	Number of Shares	Percentage of Shares Outstanding	Certificate Numbers
Vampt Brewing Company Limited	1001 Common	100%	3